Exhibit 26(a)

AXA EQUITABLE HOLDINGS, INC

List of Subsidiaries

State or other jurisdiction of incorporation or organization
AXA Equitable Holdings, Inc.	DE
Alpha Units Holdings, Inc.	DE
AllianceBernstein Corporation	DE
SEE LISTING A
AXA Technology Services America, Inc.	DE
AXA Corporate Solutions Life Reinsurance Company	DE
CS Life Re Company	AZ
AXA-IM Holding US Inc.	DE
787 Holdings, LLC	DE
1285 Holdings, LLC	DE
AXA Strategic Ventures US, LLC	DE
AXA Equitable Financial Services, LLC	DE
EQ AZ Life Re Company	AZ
AXA Distribution Holding Corporation	DE
AXA Advisors, LLC	DE
AXA Network, LLC	DE
AXA Network of Puerto Rico, Inc.	P.R.
PlanConnect, LLC	DE
AXA Equitable Life Insurance Company	NY
ACMC, LLC	DE
AXA Equitable Funds Management Group LLC	DE
Broad Vista Partners, LLC	DE
Long Creek Club Partners, LLC	DE
Equitable Holdings, LLC	NY
Equitable Casualty Insurance Company	VT
AXA Distributors, LLC	DE
J.M.R. Realty Services, Inc.	DE
Equitable Structured Settlement Corp.	DE
Equitable Managed Assets, L.P.	DE
EVSA, Inc.	DE
Separate Account 166, LLC	DE
AXA Equitable Life and Annuity Company	CO
MONY International Holdings, LLC	DE
MONY International Life Insurance Co. Seguros de Vida S.A.	Argentina
MONY Financial Resources of the Americas Limited	Jamaica
MBT, Ltd.	Cayman Islands
MONY Consultoria e Corretagem de Seguros Ltda.	Brazil
MONY Life Insurance Company of the Americas, Ltd.	Cayman Islands
MONY Life Insurance Company of America	AZ
U.S. Financial Life Insurance Company	OH
MONY Financial Services, Inc.	DE
Financial Marketing Agency, Inc.	OH
1740 Advisers, Inc.	NY

LISTING A - AllianceBernstein Corporation

State or other jurisdiction of incorporation or organization
AXA Equitable Holdings, Inc.
Alpha Units Holdings, Inc.
AllianceBernstein Corporation
AllianceBernstein Holding L.P.	DE
AllianceBernstein L.P.	DE
AllianceBernstein Investments Taiwan Limited	Taiwan
AB Trust Company, LLC	NH
Alliance Capital Management LLC	DE
AllianceBernstein Real Estate Investments LLC	DE
AB Private Credit Investors LLC	DE
AB Custom Alternative Investments LLC	DE
Sanford C. Bernstein & Co., LLC	DE
Sanford C. Bernstein (Canada) Limited	Canada
AllianceBernstein International, LLC	DE
Sanford C. Bernstein (Schwiez) GmbH	Switzerland
Sanford C. Bernstein (Hong Kong) Limited	Hong Kong
Sanford C. Bernstein (Ireland) Limited	Ireland
AllianceBernstein Holdings Limited	U.K.
AllianceBernstein Corporation of Delaware	DE
ACAM Trust Company Private Ltd.	India
AllianceBernstein (Argentina) S.R.L.	Argentina
AllianceBernstein (Chile) SpA	Chile
AllianceBernstein Japan Ltd.	Japan
AllianceBernstein Invest. Manage. Australia Limited	Australia
AllianceBernstein Global Derivatives Corp.	DE
AllianceBernstein Administradora de Carteiras (Brasil) Ltda.	Brazil
AllianceBernstein Holdings (Cayman) Ltd.	Cayman Isles
AllianceBernstein Preferred Limited	U.K.
CPH Capital Fondsmaeglerselskab A/S	Denmark
AB Bernstein Israel Ltd.	Israel
AllianceBernstein Limited	U.K.
AB Europe GmbH	Germany
AllianceBernstein Services Limited	U.K.
AllianceBernstein Schweiz AG	Switzerland
AllianceBernstein (Luxembourg) S.a.r.l.	Lux.
AllianceBernstein (France) SAS	France
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico
AllianceBernstein Australia Limited	Australia
AllianceBernstein Canada, Inc.	Canada
AllianceBernstein (Singapore) Ltd.	Singapore
Alliance Capital (Mauritius) Private Limited	Mauritius
AllianceBernstein Solutions (India) Private Limited	India

AllianceBernstein Invest. Res. & Man. (India) Private Ltd.	India
Sanford C. Bernstein (India) Limited	India
AllianceBernstein Oceanic Corporation	DE
AllianceBernstein Asset Management (Korea) Ltd.	South Korea
AllianceBernstein Investments, Inc.	DE
AllianceBernstein Investor Services, Inc.	DE
AllianceBernstein Hong Kong Limited	Hong Kong
AB (Shanghai) Investment Management Co., Ltd.	China
AB (Shanghai) overseas Investment Fund Management Co., Ltd.	China
Sanford C. Bernstein Limited	U.K.
Sanford C. Bernstein (CREST Nominees) Ltd.	U.K.
W.P. Stewart & Co., LLC.	DE
WPS Advisors, LLC.	DE
W.P. Stewart Asset Management LLC	DE
W.P. Stewart Securities LLC	DE
W.P. Stewart Asset Management (NA), LLC.	NY
W.P. Stewart Fund Management S.A.	Luxembourg